Exhibit 10.1

FIRST AMENDMENT

TO

SECURITIES PURCHASE AGREEMENT

This First Amendment to Securities Purchase Agreement (this “Amendment”), dated as of September 30, 2026, is entered into by and among Boxlight Corporation, a Nevada corporation (the “Company”), and each of the purchasers identified on the signature pages hereto (each, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

WHEREAS, the Company and the Purchasers are parties to that certain Securities Purchase Agreement, dated as of August 5, 2026 (the “SPA”), pursuant to which the Purchasers agreed to purchase, and the Company agreed to sell, an aggregate of 937,500 shares of the Company’s Series D Convertible Preferred Stock, $0.0001 par value per share, with a Stated Value of $10.00 per share and an aggregate Stated Value of $9,375,000, for an aggregate Subscription Amount of $7,500,000;

WHEREAS, in connection with the SPA, the Company filed the Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Nevada on August 7, 2026, under Filing Number 20265956367;

WHEREAS, the Company desires to amend the Certificate of Designation to amend and restate Section 4 thereof (“Liquidation Preference”) in its entirety, to provide that the liquidation preference shall apply only in cases of voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, and shall no longer apply in cases of a merger, sale of substantially all assets, or sale of stock (the “CoD Amendment”);

WHEREAS, the Certificate of Designation constitutes a “Transaction Document” under the SPA, and the parties wish to amend the SPA to provide for and consent to the CoD Amendment; and

WHEREAS, pursuant to Section 14 of the Certificate of Designation, the Certificate of Designation may be amended with the approval of (i) the holders of a majority of the outstanding shares of Series D Convertible Preferred Stock, voting separately as a single class, (ii) such other stockholder approval, if any, as may then be required pursuant to the Nevada Revised Statutes and the Articles of Incorporation of the Company, and (iii) the Board of Directors of the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS; INTERPRETATION

Section 1.1 Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the SPA.

ARTICLE II

AMENDMENTS TO THE SPA

Section 2.1 Amendment to SPA. The SPA is hereby amended to provide for and incorporate the CoD Amendment. Any references in the SPA to the Certificate of Designation shall, from and after the effective date of the CoD Amendment, be deemed to refer to the Certificate of Designation as amended by the CoD Amendment.

Section 2.2 Consent and Waiver. Each Purchaser hereby: (a) consents to the CoD Amendment, including but not limited to the amendment and restatement of Section 4 (“Liquidation Preference”) of the Certificate of Designation in its entirety and the addition of a new clause (d) to Section 15 of the Certificate of Designation; (b) waives any rights, claims, or objections that such Purchaser may have under the SPA or any other Transaction Document with respect to the CoD Amendment; and (c) acknowledges that the CoD Amendment does not constitute a breach or default under the SPA or any other Transaction Document.

ARTICLE III

MISCELLANEOUS

Section 3.1 Full Force and Effect. Except as expressly amended hereby, the SPA and each of the other Transaction Documents shall remain in full force and effect in accordance with their respective terms, and nothing herein shall be deemed to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the SPA or any other Transaction Document.

Section 3.2 References. From and after the date hereof, all references to the SPA in any Transaction Document or other agreement, document, or instrument delivered in connection therewith shall be deemed to refer to the SPA as amended by this Amendment.

Section 3.3 Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without regard to principles of conflicts of law that would cause the application of the laws of any other jurisdiction.

Section 3.4 Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic transmission (including by .pdf) shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 3.5 Entire Agreement. The SPA, as amended by this Amendment, together with the other Transaction Documents, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements, understandings, and negotiations, both written and oral, among the parties with respect to the subject matter hereof and thereof.

Section 3.6 Headings. The headings in this Amendment are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Securities Purchase Agreement to be duly executed and delivered as of the date first written above.

COMPANY:

BOXLIGHT CORPORATION

By:	/s/ Jennifer Grabow
Name:	Jennifer Grabow
Title:	Interim CFO

PURCHASERS:

SHAKAWE CAPITAL LLC

By:	/s/ Dmitriy Shapiro
Name:	DMITRIY SHAPIRO
Title:	Managing Partner

CLEARTHINK CAPITAL PARTNERS LLC

By:	/s/ Brian Loper
Name:	Brian Loper
Title:	Partner

SECURE NET CAPITAL LLC

By:	/s/ AI Rubenbauer
Name:	AI Rubenbauer
Title:	Manager

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